Exhibit 23.1

Cinnamon Jang Willoughby & Company
Chartered Accountants
A Partnership of Incorporated Professionals

Consent of Independent Registered Public Accounting Firm

          We have issued our report dated March 18, 2006, accompanying the financial statements for the period ended from the date of inception (January 19, 2005) to December 31, 2005 of Georgia International Mining Corporation  included in the Registration Statement Form SB-2 (Amendment #8).  We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on January 30, 2007.

                                                                                                    ACinnamon Jang Willoughby & Company@

                                                                                                                   Chartered Accountants

Burnaby, BC, Canada
January 30, 2007

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.  Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of   International. A world-wide organziation of accounting firms and business advisors.